Exhibit 99.3

Overseas Shipholding Group, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The accompanying pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Overseas Shipholding Group, Inc. (the “Company” or “OSG”).  The pro forma consolidated balance sheet as of September 30, 2004 has been prepared as if the acquisition of Stelmar Shipping Ltd. (“Stelmar”) closed on September 30, 2004.  The pro forma consolidated statements of operations for the year ended December 31, 2003 and nine months ended September 30, 2004 have been prepared as if the acquisition of Stelmar closed on January 1, 2003.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in rates, future transactions and other factors.  These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2003 included in our 2003 Form 10-K, our unaudited consolidated financial statements and related notes for the nine months ended September 30, 2004 included in our Form 10-Q for the quarter ended September 30, 2004, and the unaudited financial statements of Stelmar and related notes for the nine months ended September 30, 2004 and the audited financial statements of Stelmar for the three years ended December 31, 2003, both included herein.

The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing, which may be adjusted.

OVERSEAS SHIP HOLDING GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
IN THOUSANDS
AS OF SEPTEMBER 30, 2004

	OSG	Stelmar	Pro Forma Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$418,763	$82,229	$(500,047	)(A)	$945
Voyage receivables	72,869	16,129			88,998
Other current assets	20,699	28,828			49,527
Total Current Assets	512,331	127,186	(500,047)		139,470
Capital Construction Fund	260,504	—			260,504
Vessels and Vessels under Capital Leases, net	1,510,756	807,483	469,872	(A)	2,788,111
Other Assets	179,741	28,617	(17,645	)(A)	190,713
Total Assets	$2,463,332	$963,286	$(47,820)		$3,378,798

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and sundry liabilities	$38,238	$39,620	$6,384	(A)	$84,242
Federal income taxes	51,493	—			51,493
Short-term debt and current installments of long-term debt	34,076	45,774			79,850
Total Current Liabilities	123,807	85,394	6,384		215,585
Long-term Debt, including Capital Leases	907,880	479,688	344,000	(A)	1,731,568
Deferred Federal Income Taxes and
Other Liabilities	216,892	—			216,892
Total Liabilities	1,248,579	565,082	350,384		2,164,045

Shareholders’ Equity	1,214,753	398,204	(398,204	)(A)	1,214,753
Total Liabilities and Shareholders’ Equity	$2,463,332	$963,286	$(47,820)		$3,378,798

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
IN THOUSANDS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

	OSG	Stelmar	Pro Forma Adjustments		Pro Forma

Total Shipping Revenues	$530,305	$180,722	$—		$711,027
Voyage expenses	(16,374)	(13,709)			(30,083)
Time Charter Equivalent Revenues	513,931	167,013			680,944

Total Ship Operating Expenses	221,274	111,353	9,394	(C)	342,021
Income from Vessel Operations	292,657	55,660	(9,394)		338,923
Equity in Income of Joint Ventures	19,022	—			19,022
Operating Income	311,679	55,660	(9,394)		357,945
Other Income/(Expense)	28,717	(2,201)			26,516
	340,396	53,459	(9,394)		384,461
Interest Expense	(55,183)	(12,815)	(8,309	)(B)	(76,307)
	285,213	40,644	(17,703)		308,154
Provision for Federal Income Taxes	(95,100)	—			(95,100)
Net Income	$190,113	$40,644	$(17,703)		$213,054

Weighted Average Number of Common Shares Outstanding:

Basic	39,021,687				39,021,687
Diluted	39,083,569				39,083,569

Per Share Amounts:
Basic net income	$4.87				$5.46
Diluted net income	$4.86				$5.45

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
IN THOUSANDS
FOR THE YEAR ENDED DECEMBER 31, 2003

	OSG	Stelmar	Pro Forma Adjustments		Pro Forma

Total Shipping Revenues	$454,120	$176,248	$—		$630,368
Voyage expenses	(22,984)	(13,857)			(36,841)
Time Charter Equivalent Revenues	431,136	162,391	593,527

Total Ship Operating Expenses	240,029	99,512	15,727	(C)	355,268
Income from Vessel Operations	191,107	62,879	(15,727)		238,259
Equity in Income of Joint Ventures	33,965	—			33,965
Operating Income	225,072	62,879	(15,727)		272,224
Other Income/(Expense)	5,205	(7,368)			(2,163)
	230,277	55,511	(15,727)		270,061
Interest Expense	(62,124)	(16,880)	(11,286	)(B)	(90,290)
	168,153	38,631	(27,013)		179,771
Provision for Federal Income Taxes	(46,844)	—			(46,844)
Net Income	$121,309	$38,631	$(27,013)		$132,927

Weighted Average Number of Common Shares Outstanding:

Basic	34,725,247				34,725,247
Diluted	34,976,793				34,976,793

Per Share Amounts:
Basic net income	$3.49				$3.83
Diluted net income	$3.47				$3.80

Overseas Shipholding Group, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Note 1 – Basis of Presentation:

On December 13, 2004 OSG announced the signing of a definitive merger agreement to acquire Stelmar, a leading international provider of petroleum product and crude oil transportation services with one of the world’s largest and most modern Handysize and Panamax tanker fleets.  The transaction closed on January 20, 2005.  Accordingly, the operating results of the Stelmar fleet will be reflected in the Company’s consolidated financial statements commencing January 21, 2005.  Under the terms of the merger agreement, holders of Stelmar’s common stock received $48.00 per share in cash for an aggregate consideration of approximately $844 million.  Taking into account the assumption of Stelmar’s outstanding debt, the total purchase price was approximately $1.35 billion.  The Company funded the acquisition and the refinancing of Stelmar’s debt with $675 million of borrowings under new credit facilities and $675 million of cash and borrowings under long-term credit facilities in existence as of December 31, 2004.  Stelmar’s 40 vessel fleet consists of 24 Handysize, 13 Panamax and three Aframax tankers, including two chartered-in Aframax and nine chartered-in Handysize vessels.  One hundred percent of the fully owned fleet is double hull.  In addition, five of the chartered-in vessels are double hull and the balance are double sided.

In January 2005, the Company concluded two new debt agreements aggregating $675,000,000.  The proceeds from these borrowings were used in funding the acquisition of Stelmar and the refinancing of its debt.  One of the agreements is a $500,000,000 seven-year unsecured revolving credit agreement.  Borrowings under this facility bear interest at a rate based on LIBOR and the terms, conditions and financial covenants contained therein are comparable to those contained in the Company’s existing long-term facilities.  The other agreement is a $175,000,000 term loan secured by five of Stelmar’s Handysize Product Carriers.  The secured loan has a term of twelve years (with an average life of 8 years) and bears interest at a rate based on LIBOR.

The accompanying pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of the Company.  The pro forma consolidated balance sheet as of September 30, 2004 has been prepared as if the acquisition of Stelmar closed on September 30, 2004.  The pro forma consolidated statements of operations for the year ended December 31, 2004 and nine months ended September 30, 2004 have been prepared as if the acquisition of Stelmar closed on January 1, 2003.  These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in rates, future transactions and other factors.

Note 2 – Pro Forma Adjustments:

Details of the pro forma adjustments relating to the acquisition of Stelmar are as follows:

(A)                              To record the effect of the purchase of Stelmar

Purchase Price
Amount paid to redeem shares	$843,233
Amount paid to cancel options	814
844,047
Acquisition costs	6,384
850,431
Less: net assets of Stelmar, reduced to reflect write off of deferred debt finance costs and deferred drydock costs	(380,559)
$469,872
Allocation
Vessels	$469,872

Total amount paid	$844,047
Less: additional borrowings	(344,000)
Cash paid	$500,047

(B)                                To record interest expense on additional debt ($344 million) incurred to fund acquisition, net of savings caused by the refinancing of assumed debt ($514 million) and a reduction in the applicable margin.  Interest rates are based on LIBOR plus a margin at the date of the transaction.  A change in the interest rate of 12.5 basis points would change the pro forma adjustment by $1,072.

	NINE MONTHS ENDED SEPTEMBER 30, 2004	YEAR ENDED DECEMBER 31, 2003
Interest expense on new borrowings	$21,124	$28,166
Historical interest expense on Stelmar debt	(12,815)	(16,880)
	$8,309	$11,286

(C)                                To record increased depreciation of vessels

	NINE MONTHS ENDED SEPTEMBER 30, 2004	YEAR ENDED DECEMBER 31, 2003
Depreciation based on fair value of vessels	$44,488	$59,317
Historical depreciation and amortization of vessels	(35,094)	(43,590)
	$9,394	$15,727

No pro forma adjustment for federal income taxes has been made.  Historically, Stelmar did not record a tax provision because its income was earned in jurisdictions that did not impose taxes on international shipping income. On October 22, 2004, the President of the U.S. signed into law the American Jobs Creation Act of 2004.  The Jobs Creation Act reinstates tax deferral for the Company’s foreign shipping income for years beginning after December 31, 2004.  Effective January 1, 2005, the earnings from shipping operations of the Company’s foreign subsidiaries will not be subject to U.S. income taxation as long as such earnings have not been repatriated to the U.S.  The Company intends to permanently reinvest these earnings in foreign operations.  Accordingly, no provision for U.S. income taxes on the shipping income of its foreign subsidiaries will be required commencing in 2005.